Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Langer, Inc. and Subsidiaries
Deer Park, New York

We hereby consent to the incorporation by reference in Registration Statement No. 333-92014 on Form S-3, Registration Statement Nos. 333-94769 and 333-110962 on Form S-8 and Registration Statement No. 333-94769 on Form S-8/A of our report dated March 21, 2006, relating to the consolidated financial statements and schedules of Langer, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/  BDO Seidman, LLP
Melville, New York

March 27, 2006